UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2011
CARDIOGENESIS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-28288	77-0223740

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Musick, Irvine CA	92618

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 420-1800

N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-4.1
EX-10.1
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On March 28, 2011, Cardiogenesis Corporation, a California corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CryoLife, Inc., a Florida corporation (“Parent”), and CL Falcon, Inc., a Florida corporation and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which, and on the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the Company’s common stock, no par value (the “Shares”), or such reduced amount of Shares as described below, at a price of $0.457 per Share, net to the holder thereof in cash, without interest and subject to any applicable withholding taxes (such amount the “Offer Consideration”). Following the successful completion of the Offer (such date, the “Acceptance Date”), Merger Sub will be merged with and into the Company, in each case, on the terms and subject to the conditions of the Merger Agreement.
The consummation of the Offer will be conditioned on the satisfaction of customary closing conditions, including, among others, (i) that at least a majority of then issued and outstanding Shares having been validly tendered into (and not withdrawn from) the Offer prior to the expiration date of the Offer (such percentage, the “Minimum Condition”); and (ii) that the other conditions set forth in Exhibit B to the Merger Agreement have been satisfied or waived. The Offer is not subject to any financing condition.
If, at any expiration date of the Offer, all of the conditions to the consummation of the Offer (including the Minimum Condition) have been satisfied or waived, but the number of Shares validly tendered in the Offer and not properly withdrawn is less than that number of Company Shares which, when added to the number of Shares that may be issued pursuant to the Top-Up Option (as defined below) in compliance with the Merger Agreement, would represent at least one Share more than 90% of the Shares then outstanding (calculated on a fully-diluted basis), then upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law, Merger Sub may elect to reduce the Minimum Condition to a number of Shares such that following the purchase of Shares in the Offer, Parent and its wholly-owned subsidiaries, including Merger Sub, would own 49.9% of the then outstanding Shares (the “Reduced Purchase Amount”) and purchase, on a pro rata basis based on the Shares actually deposited in the Offer by each such holder of Shares, Shares representing the Reduced Purchase Amount.
Following the consummation of the Offer, subject to customary conditions (including receipt of the requisite approval of the Company’s shareholders, if required under applicable law), Merger Sub will be merged with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), each outstanding Company Share (other than Shares held by the Company, Parent or Merger Sub or their respective subsidiaries and Shares held by shareholders who properly demand and perfect dissenters’ rights under California law) will be converted into the right to receive $0.457 per share (the “Merger Consideration”), on the terms and subject to the conditions of the Merger Agreement.
Pursuant to the Company’s equity incentive plans and the terms of the Merger Agreement, stock options outstanding immediately prior to the Effective Time, whether or not vested, will be cancelled immediately prior to the Effective Time and, to the extent the award has an exercise price less than the Offer Consideration, will be converted into the right to receive an amount in cash equal to the Offer Consideration less any applicable exercise price and all applicable deductions and withholdings required by law. In addition, shares of restricted stock which have not vested and are outstanding prior to the Acceptance Date will become fully vested immediately prior to the Acceptance Date.
If immediately following the successful consummation of the Offer Merger Sub holds at least 90% of the then-outstanding Shares in the Offer (the “Short-Form Merger Threshold”), then Parent and Merger Sub will consummate the Merger pursuant to the short form merger procedures under California law and the applicable provisions of Florida law as soon as practicable thereafter without a vote or any further action by the holders of Shares.

The Company has also granted to Merger Sub an irrevocable option (the “Top-Up Option”), exercisable only in accordance with the terms and subject to the conditions set forth in the Merger Agreement, to purchase at a price per Company Share equal to the Offer Consideration, up to that number of newly issued Shares (the “Top-Up Option Shares”) equal to the lowest number of Shares that, when added to the number of Shares collectively owned by Parent or Merger Sub at the time of exercise, will constitute one Company Share more than 90% of the Shares (calculated on a fully-diluted basis) as set forth in the Merger Agreement; provided, however, that the Top-Up Option will not be exercisable for Shares in excess of the number of Shares authorized and unissued or held in the treasury of the Company. The Top-Up Option shall not be exercisable unless, immediately after such exercise and the issuance of Shares, Merger Sub, together with Parent, would hold one Share more than 90% of the then outstanding Shares.
If immediately following the successful consummation of the Offer and assuming exercise in full of the Top-Up Option, Parent, Merger Sub and their respective wholly-owned subsidiaries would own less than 90% of the Shares then outstanding (after giving effect to the exercise in full of the Top-Up Option), Merger Sub may, but is not required to, in order to seek additional Shares and facilitate the consummation of the Merger using such short form merger procedures, provide for “subsequent offering periods” under federal securities law and in accordance with the Merger Agreement following such successful consummation of the Offer of not more than 10 business days each.
If immediately following the successful consummation of the Offer, Merger Sub holds, together with all Shares held by Parent, less than 90% of the then outstanding Shares, the Company must obtain the approval of the Company’s shareholders holding a majority of the outstanding Shares to approve the principal terms of the Merger prior to consummating the Merger. In this event, the Company has agreed to call and convene a shareholder meeting to obtain this approval, and Merger Sub will vote all Shares it acquires pursuant to the Offer in favor of the adoption of the Merger Agreement.
The Merger Agreement further provides that upon successful consummation of the Offer, Merger Sub will have the right to appoint a number of directors to the Company’s board of directors equal to the percentage of the total number shares that Merger Sub and Parent then own as compared to the number of shares of Common Stock outstanding (calculated on a fully-diluted basis) multiplied by the total number of directors on the Company’s board of directors.
During the period beginning on the date of the Merger Agreement and continuing through April 17, 2011 (the “Go-Shop Period”), the Company may initiate, solicit and encourage, whether publicly or otherwise, any alternative acquisition proposals from third parties, provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. Starting on April 18, 2011 (the “No-Shop Period Start Date”), the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities with certain third parties that contacted the Company and made an alternative acquisition proposal during the Go-Shop Period that the Company’s Board of Directors (the “Board”) has determined constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below) (each, an “Excluded Party”).
Notwithstanding the limitations applicable after the No-Shop Period Start Date, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Board of Directors has determined are or could reasonably be expected to lead to a superior proposal. A “Superior Proposal” is an acquisition proposal that the Board of Directors has determined is reasonably likely to be consummated and, if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Offer and the Merger.
The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a Superior Proposal that is entered into prior to the No-Shop

Period Start Date, the amount of the termination fee will be $1 million. If the termination fee becomes payable in other circumstances, the amount of the termination fee will be $1.5 million.
The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, without schedules, attached as Exhibit 2.1 to this Form 8-K, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by the parties thereto in connection with the signing of the Merger Agreement. This disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent, and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent, and Merger Sub.
Support Agreement
Concurrently with the execution of the Merger Agreement, the officers and directors of the Company, who directly or indirectly own 1,276,859 shares of Company Common Stock, representing approximately 2.7% of the Shares outstanding as of March 25, 2011, have entered into a Support Agreement with Parent (the “Support Agreement”), which provides, among other things, that such shareholders will, if the Parent requests, tender their Shares in the Offer and vote their Shares in favor of approving the principal terms of the Merger, if applicable.
The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Fourth Amendment to Rights Agreement
On March 28, 2011, the Company and Computer Share Trust Company, N.A. (formerly Equiserve Trust Company, N.A.), as Rights Agent, entered into the Fourth Amendment (the “Fourth Amendment”) to Rights Agreement dated as of August 17, 2001 (the “Rights Agreement”). The effect of the Fourth Amendment is to permit the execution of the Merger Agreement and the Support Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement and the Support Agreement, including the Offer and the Merger, without triggering the separation or exercise of the rights issued pursuant to the Rights Agreement or any other adverse event under the Rights Agreement.
The foregoing description of the Fourth Amendment and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is attached as Exhibit 4.1 hereto and incorporated herein by reference, and the full text of the Rights Agreement, which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2001, and incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
See disclosure under Item 1.01 “Fourth Amendment to Rights Agreement” above, which is incorporated by reference into this Item 3.03.
Item 8.01. Other Events.
On March 29, 2011, the Company and Parent issued a joint press release announcing their entry into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Notice to Investors

The Offer for outstanding shares of Company Common Stock referred to herein has not yet commenced. This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of the Company Common Stock will be made pursuant to an offer to purchase and related materials that Parent and Merger Sub intends to file with the Securities and Exchange Commission. At the time the Offer is commenced, Parent and Merger Sub will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully and considered before any decision is made with respect to the Offer. These materials will be sent free of charge to all stockholders of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the offer to purchase, the related letter of transmittal and certain other offering documents will be made available by Parent by Suzanne K. Gabbert at 1655 Roberts Blvd., NW, Kennesaw, GA 30144, telephone number 770-419-3355. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission from the Company by contacting the Cardiogenesis Corporation Investor Relations at 11 Musick, Irvine, CA, 92618, telephone number (949) 420-1827, or IR@cardiogenesis.com.
In connection with the potential Merger, the Company will file a proxy statement with the Securities and Exchange Commission. Additionally, the Company will file other relevant materials with the Securities and Exchange Commission in connection with the proposed acquisition of the Company by Parent and Sub pursuant to the terms of the Merger Agreement. The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Investors and stockholders also may obtain free copies of the proxy statement from the Company by contacting Cardiogenesis Corporation Investor Relations at 11 Musick, Irvine, CA, 92618, telephone number (949) 420-1827, or IR@cardiogenesis.com. Investors and security holders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the Merger because they will contain important information about the Merger and the parties to the Merger.
The Company and its respective directors, executive officers and other members of their management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2010 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the Merger when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may be, in some cases, different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the Merger when it becomes available. Additional information regarding the Company directors and executive officers is also included in the Company’s proxy statement for its 2010 annual meeting of stockholders.
Statement on Cautionary Factors
Certain statements made in this report that reflect management’s expectations regarding future events are forward-looking in nature and, accordingly, are subject to risks and uncertainties. These forward-looking statements include references to our announced transaction with Parent. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to, uncertainties as to the timing of the Offer and Merger; uncertainties as to how many of the Company stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; and other risks and uncertainties discussed in documents filed with the Securities and Exchange Commission by the Company, as well as the tender offer documents to be filed by Parent and Merger Sub and the solicitation/recommendation statement to be filed by the Company. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We do not undertake any responsibility to update any of these forward-looking statements to conform our prior statements to actual results or revised expectations, except as expressly required by law.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 28, 2011, by and between the Company, Parent and Merger Sub.

4.1	Fourth Amendment to Rights Agreement, dated as of March 28, 2011 by and between the Company and Computershare Trust Company, N.A.

10.1	Support Agreement, dated as of March 28, 2011, by and between Parent and certain shareholders of the Company listed on Schedule A thereto.

99.1	Joint Press Release issued by the Company and Parent on March 29, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENESIS CORPORATION
March 29, 2011	By:	/s/ William Abbott
William Abbott
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of March 28, 2011, by and between the Company, Parent and Merger Sub.

4.1	Fourth Amendment to Rights Agreement, dated as of March 28, 2011 by and between the Company and Computershare Trust Company, N.A.

10.1	Support Agreement, dated as of March 28, 2011, by and between Parent and certain shareholders of the Company listed on Schedule A thereto.

99.1	Joint Press Release issued by the Company and Parent on March 29, 2011.